Exhibit 99.1

NEWS RELEASE

Contact:
Greg L. Boane
Chief Financial Officer
(281) 388-5541

TEAM, INC. REPORTS FOURTH QUARTER
AND FULL YEAR 2016 RESULTS

SUGAR LAND, TX – March 7, 2017 – Team, Inc. (NYSE: TISI) (“Team,” “we,” “our,” or the “Company”) today reported its financial results for the fourth quarter and full year ended December 31, 2016. Team reported a net loss of $9.4 million ($0.32 loss per diluted share) for the current year quarter versus net income of $5.5 million ($0.26 earnings per diluted share) for the prior year quarter. Excluding certain non-routine items, adjusted net income was $2.5 million ($0.08 adjusted earnings per diluted share) for the current quarter versus adjusted net income of $8.4 million ($0.39 adjusted earnings per diluted share) for the prior year quarter. Revenues for the current quarter increased by 25% to $319.8 million compared to revenues of $255.0 million for the prior year quarter due primarily to the Furmanite acquisition. Adjusted net income excludes certain non-routine items that are not indicative of Team’s ongoing operating activities of $11.9 million (net of tax), or $0.40 per diluted share, for the current year quarter and $2.9 million (net of tax), or $0.13 per diluted share, for the prior year quarter, as detailed in the accompanying schedule of non-GAAP items.

Among the non-routine costs incurred in the fourth quarter were $5.5 million of one-time exit costs and other related charges, primarily related to severance obligations, associated with the closure of acquired Furmanite operations in Western Europe. Those businesses had operating losses averaging $2 million annually over each of the last five years, including $1.1 million in 2016 since the date of acquisition.

Additionally, in the fourth quarter, the Company completed the sale of an acquired Furmanite process management inspection business resulting in proceeds of $14.8 million (net of selling costs), including a promissory note of $1.5 million. The operating results and disposal of this business are classified as discontinued operations in our consolidated financial statements.

Year-to-date revenues were $1.197 billion, a 29% increase compared to revenues of $926.4 million for the prior year period. Net loss was $12.7 million ($0.45 loss per diluted share) compared to net income of $25.2 million ($1.18 earnings per diluted share) for the prior year. Year-to-date adjusted net income was $12.9 million ($0.46 adjusted earnings per diluted share), versus adjusted net income of $35.6 million ($1.67 adjusted earnings per diluted share) for the prior year. Adjusted net income excludes non-routine items of $25.6 million (net of tax), or $0.91 per diluted share, for the current year period and $10.4 million (net of tax), or $0.49 per diluted share in the prior year period, as detailed in the accompanying schedule of non-GAAP items.

Commenting on the results, Ted Owen, Team’s President and Chief Executive Officer, said, “We are obviously disappointed in our results for the quarter, especially after seeing increased demand levels during our busiest fall turnaround months of September and October. We were encouraged then that the early fall activity levels were the first signs of more normalized market activity, but that did not turn out to be the case. After the brief spike in demand for our services during the first month of the fourth quarter, demand weakened again in November and December. In spite of the soft demand in 2016, we continue to be optimistic that end markets will improve during 2017 and we are no less confident in the platform we are building as the premier industrial services company. However, until we begin to see a sustained pattern of market normalization, we will continue to withhold earnings guidance for 2017.”

Conference Call

Team, Inc. has scheduled a conference call to discuss its fourth quarter and full year 2016 results, which will be broadcast live over the Internet, on Wednesday, March 8, 2017 at 9:00 a.m. Eastern Time / 8:00 a.m. Central Time. To participate in the call, dial 847-852-4067 and ask for the Team conference call at least 10 minutes prior to the start time, or access it live over the Internet at www.teaminc.com. For those who cannot listen to the live call, a replay will be available through March 15, 2017 and may be accessed by dialing 404-537-3406 and using pass code 78574407#. Also, an archive of the webcast will be available shortly after the call at www.teaminc.com for 90 days.

About Team, Inc.

Headquartered near Houston, Texas, Team Inc. is a leading provider of specialty industrial services, including inspection, mechanical services and engineering assessment, required in maintaining and installing high-temperature and high-pressure piping systems and vessels that are utilized extensively in the refining, petrochemical, power, pipeline and other heavy industries. Team offers these services across its 220 branch locations and more than 20 countries throughout the world. Team’s common stock is traded on the New York Stock Exchange under the ticker symbol “TISI”. For more information, please visit www.teaminc.com.

Non-GAAP Financial Measures

This press release presents information about the Company’s adjusted net income and adjusted net income per share, and the Company sometimes uses adjusted EBITDA, EBIT and adjusted EBIT, which are non-GAAP financial measures provided as supplemental to the results provided in accordance with GAAP. A reconciliation of each of the foregoing historical non-GAAP financial measures to the most directly comparable historical GAAP financial measure is contained in the accompanying schedule for each of the fiscal periods indicated.

Certain forward-looking information contained herein is being provided in accordance with the provisions of the Private Securities Litigation Reform Act of 1995.  We have made reasonable efforts to ensure that the information, assumptions and beliefs upon which this forward-looking information is based are current, reasonable and complete. Such forward-looking statements involve estimates, assumptions, judgments and uncertainties. There are known and unknown factors that could cause actual results or outcomes to differ materially from those addressed in the forward-looking information. Such known factors are detailed in the Company's Annual Report on Form 10-K and in the Company's Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission, and in other reports filed by the Company with the Securities and Exchange Commission from time to time. Accordingly, there can be no assurance that the forward-looking information contained herein will occur or that objectives will be achieved. We assume no obligation to publicly update or revise any forward-looking statements made today or any other forward-looking statements made by the Company, whether as a result of new information, future events or otherwise.

TEAM, INC. AND SUBSIDIARIES
SUMMARY OF OPERATING RESULTS
(in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenues	$319,825	$254,998	$1,196,696	$926,356
Operating expenses	232,654	183,249	868,144	655,465
Gross margin	87,171	71,749	328,552	270,891

Selling, general and administrative expenses	87,361	61,048	323,973	223,078
Exit costs and other related charges	5,513	—	5,513	—
Loss on revaluation of contingent consideration	—	—	2,184	522
Operating income (loss)	(5,703)	10,701	(3,118)	47,291

Foreign currency loss (gain)	104	196	(93)	1,125
Loss on investment in Venezuela	—	—	—	1,177
Other expense (income), net	(32)	—	(34)	7
Interest expense, net	3,113	2,254	12,667	5,792
Earnings (loss) from continuing operations before income taxes	(8,888)	8,251	(15,658)	39,190

Less: Provision (benefit) for income taxes	(450)	2,786	(3,093)	13,744
Income (loss) from continuing operations	(8,438)	5,465	(12,565)	25,446

Loss from discontinued operations, net of income tax	(939)	—	(111)	—
Net income (loss)	(9,377)	5,465	(12,676)	25,446
Less: Income attributable to noncontrolling interest	—	—	—	213
Net income (loss) available to Team common shareholders	$(9,377)	$5,465	$(12,676)	$25,233

Basic earnings (loss) per share:
Continuing operations	$(0.29)	$0.26	$(0.45)	$1.21
Discontinued operations	(0.03)	—	—	—
Net income (loss)	$(0.32)	$0.26	$(0.45)	$1.21

Diluted earnings (loss) per share:
Continuing operations	$(0.29)	$0.26	$(0.45)	$1.18
Discontinued operations	(0.03)	—	—	—
Net income (loss)	$(0.32)	$0.26	$(0.45)	$1.18
Weighted-average number of shares outstanding:
Basic	29,560	21,242	28,095	20,780
Diluted	29,560	21,393	28,095	21,378

TEAM, INC. AND SUBSIDIARIES
SUMMARY CONSOLIDATED BALANCE SHEET INFORMATION
DECEMBER 31, 2016 AND 2015
(in thousands)

	December 31,
	2016	2015
	(unaudited)

Cash and cash equivalents	$46,216	$44,825

Other current assets	355,141	269,734

Property, plant and equipment, net	203,130	124,983

Other non-current assets	542,931	359,449

Total assets	$1,147,418	$798,991

Current portion of long-term debt	$20,000	$20,000

Other current liabilities	127,721	72,160

Long-term debt net of current maturities	346,911	351,383

Other non-current liabilities	117,149	17,302

Stockholders’ equity	535,637	338,146

Total liabilities and stockholders’ equity	$1,147,418	$798,991

TEAM INC. AND SUBSIDIARIES
SUMMARY CONSOLIDATED CASH FLOW INFORMATION
YEAR ENDED DECEMBER 31, 2016
(in thousands)
(Unaudited)

Net loss	$(12,676)

Depreciation and amortization expense	48,673

Non-cash compensation cost	7,313

Working capital changes and other items affecting operating cash flow	36,254

Net cash provided by operating activities	79,564

Capital expenditures	(45,812)

Cash used for business acquisitions, net	(48,382)

Proceeds from sale of assets	17,527

Other items affecting investing cash flow	5,827

Net cash used in investing activities	(70,840)

Payments on debt, net	(4,004)

Purchase of treasury stock	(7,593)

Issuance of common stock	5,243

Cash associated with share-based payment arrangements, net	3,659

Other items affecting financing cash flow	(3,311)

Net cash used in financing activities	(6,006)

Effect of exchange rate changes	(1,327)

Change in cash and cash equivalents	$1,391

TEAM, INC. AND SUBSIDIARIES
Non-GAAP Financial Measures
(Unaudited)
The Company uses supplemental non-GAAP financial measures which are derived from the consolidated financial information including adjusted net income; adjusted net income per share, earnings before interest and taxes (“EBIT”); adjusted EBIT; and adjusted earnings before interest, taxes, depreciation and amortization (“adjusted EBITDA”) to supplement financial information presented on a GAAP basis. Adjusted net income and adjusted net income per share, each as defined by the Company, exclude the following items from net income (loss): acquisition costs associated with business combinations, non-routine legal costs in our Quest Integrity segment associated with patent defense litigation, professional fees for acquired business integration and changing our fiscal year end, losses on the revaluation of contingent consideration, non-capitalized ERP implementation costs, exit costs associated with the restructuring/closure of the acquired Furmanite operations in Western Europe, losses on our investment in Venezuela, certain other non-routine items and the related income tax impacts. We also exclude the income tax impacts of certain special income tax items including changes to valuation allowances in several foreign subsidiaries. The identification of these special tax items is judgmental in nature, and their calculation is based on various assumptions and estimates. EBIT, as defined by the Company, excludes discontinued operations, income tax expense, interest charges and items of other (income) expense and therefore is equal to operating income reported in accordance with GAAP. Adjusted EBIT further excludes the following items: acquisition costs associated with business combinations, non-routine legal costs in our Quest Integrity segment associated with patent defense litigation, professional fees for acquired business integration and changing our fiscal year end, losses on the revaluation of contingent consideration, non-capitalized ERP implementation costs, exit costs associated with the restructuring/closure of the acquired Furmanite operations in Western Europe and certain other non-routine items. Adjusted EBITDA further excludes from adjusted EBIT depreciation, amortization and non-cash share based compensation costs.
Management believes that excluding certain items from GAAP results allows management to better understand the consolidated financial performance from period to period and to better identify operating trends that may not otherwise be apparent. Moreover, the Company believes these non-GAAP financial measures will provide its stakeholders with useful information to help them evaluate operating performance. However, there are limitations to the use of the non-GAAP financial measures presented in this report. The Company’s non-GAAP financial measures may not be comparable to similarly titled measures of other companies who may calculate non-GAAP financial measures differently than Team does, limiting the usefulness of those measures for comparative purposes.

The non-GAAP financial measures are not meant to be considered as indicators of performance in isolation from or as a substitute for net income (loss) as a measure of operating performance or to cash flows from operating activities as a measure of liquidity, prepared in accordance with GAAP, and should be read only in conjunction with financial information presented on a GAAP basis. Reconciliations of each non-GAAP financial measure to its most directly comparable GAAP financial measure are presented below. You are encouraged to review the reconciliations in conjunction with the presentation of the non-GAAP financial measures for each of the periods presented.

TEAM, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Net income (loss):
Net income (loss) available to common shareholders	$(9,377)	$5,465	$(12,676)	$25,233
Non-routine acquisition costs	—	1,885	7,414	6,782
Non-routine legal, professional fees and other	4,500	1,433	11,827	4,026
Non-routine ERP costs	2,823	1,084	7,631	2,875
Non-routine exit costs and other related charges	5,513	—	5,513	—
Non-routine loss on revaluation of contingent consideration	—	—	2,184	522
Non-routine loss on investment in Venezuela	—	—	—	1,177
Non-routine foreign currency loss	—	—	—	673
Tax impact of non-routine adjustments and other net tax items*	(952)	(1,487)	(8,983)	(5,656)
Adjusted net income	$2,507	$8,380	$12,910	$35,632

Adjusted net income per common share:
Basic	$0.08	$0.39	$0.46	$1.71
Diluted	$0.08	$0.39	$0.46	$1.67

Adjusted EBITDA:
Operating income (loss) (“EBIT”)	$(5,703)	$10,701	$(3,118)	$47,291
Non-routine acquisition costs	—	1,885	7,414	6,782
Non-routine legal, professional fees and other	4,500	1,433	11,827	4,026
Non-routine ERP costs	2,823	1,084	7,631	2,875
Non-routine exit costs and other related charges	5,513	—	5,513	—
Non-routine loss on revaluation of contingent consideration	—	—	2,184	522
Adjusted EBIT	7,133	15,103	31,451	61,496
Depreciation and amortization	13,241	8,604	48,673	29,138
Non-cash share-based compensation costs	699	1,420	6,347	5,464
Adjusted EBITDA	$21,073	$25,127	$86,471	$96,098

*
Represents the tax effect of non-routine adjustments at an assumed marginal tax rate of 37% and certain other special items and discrete items including changes to valuation allowances in several foreign subsidiaries and Internal Revenue Service audit settlements. The identification of these special tax items is judgmental in nature, and their calculation is based on various assumptions and estimates.

TEAM, INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Segment Data:
Revenues:
TeamQualspec	$153,449	$154,587	$589,478	$549,307
TeamFurmanite	147,565	82,530	539,627	302,581
Quest Integrity	18,811	17,881	67,591	74,468
	$319,825	$254,998	$1,196,696	$926,356

Operating income (loss) (“EBIT”)
TeamQualspec	$10,322	$12,909	$43,366	$56,001
TeamFurmanite	2,279	9,023	27,283	26,164
Quest Integrity	1,918	2,768	4,781	11,497
Corporate and shared support services	(20,222)	(13,999)	(78,548)	(46,371)
	$(5,703)	$10,701	$(3,118)	$47,291

Adjusted EBIT
TeamQualspec	$10,789	$12,909	$44,302	$56,523
TeamFurmanite	8,315	9,023	36,198	26,547
Quest Integrity	3,629	3,304	7,908	14,243
Corporate and shared support services	(15,600)	(10,133)	(56,957)	(35,817)
	$7,133	$15,103	$31,451	$61,496
Adjusted EBITDA
TeamQualspec	$15,608	$17,821	$64,156	$70,720
TeamFurmanite	14,654	10,961	57,586	34,534
Quest Integrity	5,477	4,765	13,696	20,047
Corporate and shared support services	(14,666)	(8,420)	(48,967)	(29,203)
	$21,073	$25,127	$86,471	$96,098